Exhibit 99.1

7000 Cardinal Place

Dublin,OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	troy.kirkpatrick@cardinalhealth.com		sally.curley@cardinalhealth.com

CARDINAL HEALTH BOARD OF DIRECTORS APPROVES CAREFUSION SPINOFF

Schedules Aug. 18 Earnings Announcement; Spinoff effective Aug. 31

DUBLIN, Ohio, July 10, 2009 — Cardinal Health today announced its board of directors has approved the spinoff of CareFusion Corporation through a pro rata distribution of at least 80 percent of the shares of CareFusion common stock to Cardinal Health shareholders, with Cardinal Health retaining the remaining shares.

The board voted to approve the spinoff after concluding that, as separate companies, both Cardinal Health and CareFusion will benefit from enhanced management focus and sharper strategic vision, as well as improved opportunities to make investments in their respective growth areas. The spinoff is also expected to allow each company to adopt the capital structure, investment policy and dividend policy best suited to the financial profile and needs of each business. In addition, the spinoff is expected to improve the alignment of management and employee incentives with performance and growth objectives at each company.

“After a thorough and thoughtful review, the board unanimously approved the spinoff with the intent to create greater long-term value for shareholders,” said R. Kerry Clark, chairman and chief executive officer of Cardinal Health. “We are eager to begin new chapters for Cardinal Health and CareFusion, as the focus on improving the cost-effectiveness and quality of health care, particularly in the U.S., plays directly into the unique strengths of both companies.”

As previously disclosed, the Internal Revenue Service has issued a private letter ruling that the contribution by Cardinal Health of the assets of the clinical and medical products business to CareFusion and the distribution of CareFusion common stock to Cardinal Health shareholders will qualify as a transaction that is tax-free for U.S. federal income tax purposes. It is important that shareholders consult their tax advisers regarding the particular consequences of the spinoff to them including the applicability and effect of any U.S. federal, state, local and foreign tax laws.

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The distribution of shares of CareFusion common stock will be made after the close of trading on Aug. 31 to Cardinal Health’s shareholders of record as of 5 p.m. EDT on Aug. 25, the record date for the spinoff. Cardinal Health will distribute 0.5 share of CareFusion common stock for each common share of Cardinal Health outstanding as of the record date. Shareholders will receive cash in lieu of fractional shares of CareFusion common stock.

Cardinal Health has been advised that a “when issued” public market on the New York Stock Exchange (NYSE) for Cardinal Health common shares is expected to begin shortly before the record date and continue through the distribution date under the ticker symbol “CAH wi.” Those who purchase Cardinal Health common shares on a “when issued” basis will be buying Cardinal Health common shares without the right to receive shares of CareFusion common stock. After the spinoff, Cardinal Health common shares will remain outstanding and will continue to trade on the NYSE under the ticker symbol “CAH.” Holders of Cardinal Health common shares as of the record date who sell common shares of Cardinal Health in the “regular way” market on or before the distribution date, will not receive shares of CareFusion common stock in the spinoff. By selling their shares in the “regular way” market, such holders would be selling their Cardinal Health common shares with the right to receive CareFusion common stock. Holders of Cardinal Health common shares are encouraged to consult with their financial advisors regarding the specific implications of selling Cardinal Health common shares on or before the distribution date.

There is no current market for shares of CareFusion common stock, but CareFusion has applied to have its common stock listed on the NYSE under the ticker symbol “CFN.” CareFusion has been advised that trading in its common stock is expected to begin on a “when issued” basis shortly before the record date under the symbol “CFN wi.” On Aug. 31, “when issued” trading is scheduled to end for both “CAH wi” and “CFN wi” and “regular way” trading is scheduled to begin for CareFusion common stock on Sept. 1 under the ticker symbol “CFN.”

No action is required by Cardinal Health shareholders as of the record date to receive their shares of the common stock of CareFusion Corporation in the spinoff. The distribution agent, transfer agent, and registrar for CareFusion common stock will be Computershare Trust Company N.A. For questions relating to the transfer or mechanics of the stock distribution, shareholders may contact Computershare, 250 Royall Street, Canton, Mass. 02021 or via phone at 877-498-8861. If shares are held by a bank, broker or other nominee, shareholders may contact, Georgeson Inc., the information agent for the distribution at 800-733-6231.

Q4 Earnings

Cardinal Health plans to release fourth-quarter and full-year results for fiscal 2009 on Tuesday, Aug. 18, prior to the opening of trading on the New York Stock Exchange. The company will hold a webcast and conference call for Aug. 18 at 8:30 a.m. EDT to discuss results for the quarter and full year for Cardinal Health, which includes the businesses that are part of the CareFusion spinoff. To access the call and corresponding slide presentation, visit the investor page at cardinalhealth.com or dial 617-213-4858, passcode 66270788.

Participants are advised to pre-register at the investor page at cardinalhealth.com or to dial into the call at least 10 minutes prior to the start time. Pre-registrants are issued a pin number that provides faster access to the live call. Presentation slides, an audio replay and a transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 5 p.m. EDT on Aug. 25 by dialing 617-801-6888, passcode 65367949.

About CareFusion Corporation

CareFusion Corporation, a wholly owned subsidiary of Cardinal Health, will become a public company as a result of the planned spinoff of Cardinal Health’s clinical and medical products businesses. The global company serves the health care industry with products and services that help hospitals measurably improve the safety and quality of health care. CareFusion develops market-

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leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AVEA and Pulmonetic Systems ventilation and respiratory products, ChloraPrep® and MedMined™ services for infection prevention, neurological monitoring and diagnostic products, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. The company has applied to have its shares of common stock listed on the New York Stock Exchange under the ticker symbol “CFN.” More information may be found at www.CareFusion.com.

About “New” Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) reported fiscal 2008 revenues of $87 billion, on an adjusted basis not including CareFusion Corporation. The company improves the cost-effectiveness and quality of health care by helping pharmacies, hospitals and ambulatory care sites focus on patient care while reducing costs, improving efficiency and increasing profitability. As one of the largest suppliers of pharmaceuticals and medical products in the world, Cardinal Health is an essential link in the health care supply chain, and is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products that aid in the early diagnosis and treatment of disease. Ranked No. 18 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at www.cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties related to the deferral in hospital capital spending affecting Cardinal Health’s Clinical and Medical Products businesses and difficulties in forecasting the exact duration and potential long-term changes in hospital spending patterns; uncertainties and risks regarding the spinoff, including the timing and terms of, and costs associated with, the spinoff, and the impact of the spinoff on Cardinal Health, CareFusion and the potential market for their respective securities; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the effects, timing or success of restructuring programs or plans; the costs, difficulties and uncertainties related to the integration of acquired businesses; uncertainties related to the recent disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit and the impact of the financial market disruptions on Cardinal Health’s customers and vendors; uncertainties regarding the ultimate features

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of government health care reform initiatives and their enactment and implementation; and conditions in the pharmaceutical market and general economic and market conditions. In addition, Cardinal Health, CareFusion and the spinoff are subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and CareFusion’s Form 10 registration statement (including all amendments to those reports and registration statement) and exhibits to those reports and registration statement. This news release reflects management’s views as of July 10, 2009. Except to the extent required by applicable law, neither Cardinal Health nor CareFusion undertakes an obligation to update or revise any forward-looking statement.